UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2012

TRANS1 INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33744	33-0909022
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Government Center Drive

Wilmington, North Carolina 28403

(Address of principal executive offices)

(Zip Code)

(910) 332-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Physicians generally use the Current Procedural Terminology (“CPT”) codes adopted by the American Medical Association (the “AMA”) to bill payors for professional services rendered. On March 5, 2012, TranS1 Inc. (the “Company”) announced that the AMA’s CPT Editorial Panel (the “Panel”) has voted to approve an application for a new Category I CPT code, 225XX1, for L5-S1 spinal fusion utilizing the Company’s AxiaLIF® implant when performing a pre-sacral interbody fusion. In addition, the Company has learned that the Panel has voted to establish a new Category III CPT code, 019XXT, and has elected to adopt minor revisions to the Company’s two current Category III codes, 0195T and 0196T. The new CPT codes, and the revisions to the existing CPT codes, were announced on the AMA’s website on March 2, 2012, and will become effective on January 1, 2013.

On March 5, 2012, the Company issued a press release to announce the AMA’s decision to approve the application for the new Category I CPT code discussed above. The press release is furnished herewith as Exhibit 99.1 and incorporated herein by this reference.

The information in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release, dated March 5, 2012, issued by the Company.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANS1 INC.

March 5, 2012	By:	/s/ Joseph P. Slattery
Joseph P. Slattery Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated March 5, 2012, issued by the Company.